UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.03 Bankruptcy or Receivership

On November 1, 2020, CBL & Associates Properties, Inc. (the “REIT”), CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of the REIT (collectively, the Operating Partnership and the REIT are referred to as the “Company”), and certain of its direct and indirect subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company has requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption In re CBL & Associates Properties, Inc., et al.

The Company filed motions with the Bankruptcy Court seeking authorization to continue to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure its ability to continue operating in the ordinary course of business, the Company has also filed with the Bankruptcy Court a variety of first day motions seeking “first day” relief, including requesting authority to pay employee wages and benefits and certain vendors and suppliers in the ordinary course of business.

The Company is continuing to operate in accordance with the terms of the Restructuring Structuring Agreement, dated as of August 18, 2020, by and between the Company and certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners (the “Consenting Noteholders”) in excess of 62% (including joinders) of the aggregate principal amount of the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”), 4.60% senior unsecured notes due 2024 (the “2024 Notes”) and 5.95% senior unsecured notes due 2026 (the “2026 Notes,” together with the 2023 Notes and the 2024 Notes, the “Notes”), as previously disclosed in the Company’s Current Report on Form 8-K filed on August 19, 2020 (the “August 19 Form 8-K”).

ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Chapter 11 Accelerations

The commencement of the Chapter 11 Cases constituted an event of default or termination event, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of a number of instruments and agreements (the “Debt Instruments”) relating to direct financial obligations of the Debtors or certain of the Debtors’ subsidiaries (the “Accelerated Direct Financial Obligations”). The material Accelerated Debt Financial Obligations include:

•

Indenture (as amended and supplemented, the “Indenture”), dated as of November 26, 2013, among the Operating Partnership, as issuer, the REIT, as limited guarantor and Delaware Trust Company (as successor to U.S. Bank National Association) as trustee (the “Trustee”), as amended, modified or supplemented by that certain First Supplemental Indenture, dated as of November 26, 2013 by and among the Issuer, the REIT and the Trustee, the Second Supplemental Indenture, dated as of December 13, 2016, by and among the Issuer, the REIT and the Trustee and the Third Supplemental Indenture dated as of January 30, 2019, by and among the Issuer, the REIT, the Trustee and certain subsidiary guarantors (the “Subsidiary Guarantors”) pursuant to which an aggregate of $1,375 million of the Operating Partnership’s Notes are outstanding.

•

Credit Agreement, dated as of January 30, 2019, by and among the Company, Wells Fargo Bank, National Association, as administrative agent (the “Agent’) for the lenders (the “Lenders”) party thereto (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement’), pursuant to which the Company has $439 million outstanding under the term loan thereunder and $676 million outstanding under the revolver thereunder.

•	Certain property level debt of the subsidiaries of Debtor equaling an aggregate outstanding principal amount of approximately $800 million to $850 million.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders thereunder. Any efforts to enforce such payment obligations due under the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Credit Agreement Alleged Default

As previously disclosed, on each of May 26, 2020, June 2, 2020, June 16, 2020 and August 6, 2020, the Operating Partnership received notices of default and reservation of rights letters (the “Original Notices and Letters”) from the Agent, which asserted that certain defaults and events of default occurred and continue to exist by reason of the Operating Partnership’s failure to comply with certain restrictive covenants in the Credit Agreement and resulting from the failure to make the $11.8 million interest payment that was due and payable on June 1, 2020, to holders of the 2023 Notes and the $18.6 million interest payment that was due and payable on June 15, 2020 to holders of the Operating Partnership’s 2026

Notes, prior to the expiration of the applicable grace periods. In addition, the Operating Partnership received a notice of imposition of base rate and post-default rate letter from the Agent, which (i) informed the Operating Partnership that following an asserted event of default on March 19, 2020, all outstanding loans were converted to base loans at the expiration of the applicable interest periods and (ii) sought payment of approximately $4.8 million related thereto for April through June 2020 (the “Demand Interest”). As previously disclosed, on August 19, 2020, the Operating Partnership received, (i) a notice of default and reservation of rights letter (the “August Notice and Letters”) from the Agent, which asserted that each of the failure to pay the Demand Interest and the entry into the RSA constituted events of default under the Credit Agreement and (ii) a notice of acceleration (the “Notice of Acceleration”) of obligations under the Credit Agreement from the Agent based on the events of default previously asserted by the Agent, pursuant to which, the Agent declared the $1.123 billion principal amount of the loans together with interest accruing at the base rate and the post-default rate, which as previously disclosed are rates being disputed by the Company, $1.3 million of outstanding letters of credit and all other obligations under the Credit Agreement to be immediately due and payable. As previously disclosed, in addition, the Agent also terminated the revolving and swingline commitments and the obligation to issue letters of credit under the Credit Agreement and instructed the Operating Partnership to deliver approximately $1.3 million to cash collateralize outstanding letters of credit.

On October 16, 2020, the Company received an additional notice of default and reservation of rights letter from the Agent which asserted that certain defaults exist and continue to exist by reason of the Operating Partnership’s failure to comply with certain restrictive covenants in the Credit Agreement and resulting from the failure to make the $6.9 million interest payment that was due and payable on October 15, 2020, to holders of the 2024 Notes and that such default will constitute an event of default under the Credit Agreement if such interest is not paid within the 30-day grace period (together with the Original Notices and Letters and the August Notice and Letter, the “Notices and Letters”). On October 28, 2020, the Company received (i) a Notice of Exercise of Remedies under that certain Collateral Agreement, dated as of January 30, 2019 (the “Collateral Agreement”) and that certain Pledge Agreement, dated as of January 30, 2019 (the “Notice of Exercise”), pursuant to which the Agent and Lenders notified the Company of their election to exercise the rights reserved pursuant to the Agent Notices and Letters and (ii) a Revocation of License to Collect Rents, pursuant to which the Agent, on behalf of the Lenders, revoked the revocable license to collect rents (“Rents”) payable by tenants at properties encumbered by mortgages and deeds of trust that secure the Credit Agreement, thus requiring such Rents to be paid directly to the Agent. Pursuant to the Notice of Exercise, effective immediately, the Agent, on behalf of the Lenders, elected to exercise all voting rights and other ownership rights in respect of all of the equity interests in certain subsidiaries of the pledgors under the Pledge Agreement and all Collateral (as defined in the Credit Agreement) owned by each pledger or grantor, as applicable, under the Pledge Agreement and the Collateral Agreement, as applicable.

Notwithstanding these actions by the Agent, the Company intends to continue to operate its business, retain legal ownership of the entities pledged under the Collateral Agreement and the Pledge Agreement and manage its properties. The Company contends that the actions taken by the Agent are unauthorized and unlawful and the Company continues to disagree with the assertions made by the Agent as to the basis for the Notice of Acceleration and the Notice of Exercise and, accordingly, the validity of the Notice of Acceleration and the Notice of Exercise. The Company is vigorously defending against the claims made by the Agent and the Lenders. Among other things, the Company, in good faith, disputes that any breaches of the Credit Agreement or any events of default (the “Events of Default”) thereunder have occurred and are continuing. On November 2, 2020, the Company filed an adversary proceeding in the United States Bankruptcy Court for the Southern District of Texas seeking among other things, a Temporary Restraining Order (the “Order”) and for a Preliminary Injunction to enjoin, pending a determination of the parties’ rights, the Agent or any of its officers, agents, servants, attorneys and successors from taking any action to exercise any and all remedies under the Credit Agreement or other agreements as a result of the Events of Default asserted by the Agent pursuant to the Agent Notices and Letters, or any other right or remedy that would otherwise accompany the occurrence of an Event of Default, including without limitation, any rights of acceleration under the Credit Agreement, rights flowing from the Notice of Acceleration, right exercised pursuant to the Notice of Exercise or any other rights or remedies properly exercisable solely upon an actual or determined Event of Default.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 29, 2020, and after further consultation and review with the Company’s compensation consultant, FPL Associates (“FPL”) and the Company’s legal advisors, the Compensation Committee and Board of Directors of the Company (the “Board”) jointly approved the following changes to the terms of the Key Employee Retention Plan (“KERP”) as previously approved and described in the August 19 Form 8-K, with regard to the Company’s Named Executive Officers (“NEOs”):

Payment Terms:	Payable to each NEO effective as of October 29, 2020, so long as the Restructuring Support Agreement (“RSA”) entered on August 18, 2020 is in effect.
Clawback:	Bonus payment to be returned to the Company if the executive voluntarily resigns or is terminated for Cause (as defined in the Retention Bonus Agreement) on or before September 27, 2021.

All other terms of the KERP remain in effect as described in the August 19 Form 8-K. In connection with approval of these actions, the Compensation Committee of the Company and Board also reconfirmed their decision that annual base salaries for the NEOs for 2021 would remain at the same levels originally set for 2020 as reported in the Company’s 2020 proxy statement filed with the SEC on April 6, 2020.

The preceding summary description of changes to the terms of the KERP under Retention Bonus Agreements applicable to the Company’s NEOs is not complete, and is qualified in its entirety by reference to the Forms of Amended and Restated Retention Bonus Agreements which are filed as Exhibits 10.1 and 10.2 hereto.

ITEM 7.01 Regulation FD Disclosure

Cleansing Material

Beginning on October 13, 2020, the Company engaged in confidential discussions and negotiations under separate Confidentiality Agreements (the “NDAs”) with certain Consenting Noteholders (the “Ad Hoc Group”) regarding potential strategic transactions to enhance the Company’s capital structure. As part of such discussions and negotiations, the Company’s management also made a presentation to the Ad Hoc Group in October of 2020 (the “Presentation”).

Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Confidential Information. However, no assurance can be given that any such transaction will occur at all.

Concurrently with such discussions with the Consenting Noteholders, the Company was also engaged in confidential discussions and negotiations with the Agent to try to reach a mutual agreement between the Company, the Ad Hoc Group and the Lenders. As part of such discussions and negotiations, on September 3, 2020, the Agent made a proposal (the “Wells Proposal”) to the Company on behalf of the Lenders. On October 25, 2020, while indicating that it remained committed to the terms agreed in the RSA, the Ad Hoc Group submitted a revised proposal to the Company on behalf of the Consenting Noteholders (the “Bond Proposal”). On October 26, 2020, the Company’s advisors discussed the Bond Proposal with the advisors for the Ad Hoc Group. On October 27, 2020, the Ad Hoc Group sent the Bond Proposal to the Agent.

The foregoing description of the Cleansing Material does not purport to be complete and is qualified in its entirety by reference to the complete presentation of the Presentation, the Wells Proposal and the Bond Proposal attached as Exhibits 99.1, 99.2 and 99.3 hereto.

Press Release

Attached as Exhibit 99.4 to this Current Report on Form 8-K, is a copy of the Company’s press release, dated November 2, 2020, announcing its filing of the Chapter 11 Cases. Additional information about the Chapter 11 Cases is available at https://www.cblproperties.com/restructuring.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

ITEM 8.01. Other Events

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the Company’s trading price and the volatility of the Company’s common stock and the effects of the Chapter 11 Cases on the Company’s continued listing on the New York Stock Exchange; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Retention Bonus Agreement for the Chairman of the Board.
10.2	Form of Amended and Restated Retention Bonus Agreement for the Company’s NEOs Other Than the Chairman of the Board.
99.1	Presentation provided to Ad Hoc Group, October 2020.
99.2	Term Sheet, dated as of September 3, 2020.
99.3	Term Sheet, dated as of October 27, 2020.
99.4	Press Release dated November 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: November 2, 2020